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                                  16 March 1998

                      California Power Exchange Corporation

                                 Issue Paper on

                         Allocation of ISO Usage Charges

Summary. The ISO imposes a default usage charge on a zonal interface for which adjustment bids are insufficient to relieve congestion. The PX allocates this charge to customers via its zonal prices for energy. The problem is that, if zonal prices are restricted by an arbitrary floor (such as zero, as presently), then the burden can fall mainly on demanders in the zone that provided adequate adjustment bids - rather than suppliers in the zone that did not. The proposed solution is to allow negative zonal prices. This is consistent with the well-established theory of locational marginal pricing.

Background

The issue addressed here is quite general, but it has arisen recently in the context of the specific problem of how to allocate the ISO's default usage charge.

The general issue is whether to impose a floor (presumably zero) on the PX's zonal prices. To ensure economic efficiency, the general theory of locational pricing in power grids requires explicitly that no floor is imposed, and in particular, a negative price is possible occasionally. In practice this requirement pertains mainly to nodal pricing, whereas with zonal pricing the usual view has been that the possibility of a negative price is so remote that it can be ignored. This view depends, however, on the presumption that sufficient adjustment bids are available - typically supply decs in an export zone and incs in an import zone. Recent experience has shown that this presumption is false for the many zones exporting to the California ISO's control area, some of which have a few large suppliers. Conceivably, it might also be false for interzonal transmission within the control area, due perhaps to must-run generation or take-or-pay contracts, but this circumstance is largely addressed by the over-generation protocol.

The ultimate source of this general issue is that adjustment bids are voluntary. This feature is a fundamental premise of the market structure, unique to California, but to realize its advantages requires that prices suffice to attract a sufficient supply of adjustment bids. In particular, the pricing rules must solve the inherent free-rider problem; otherwise, so many customers might rely on others to eliminate congestion that ultimately the supply of adjustment bids is insufficient. The ISO has imposed a partial solution: when adjustment bids are insufficient to relieve congestion in the day-ahead interzonal market, the ISO imposes a default usage charge that, in its judgment, is sufficient to repay its expected cost of relieving residual interzonal congestion that spills

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over into its real-time markets. The remainder of the solution is an internal problem of each scheduling coordinator. For the PX, the rule for allocating the default usage charge must "incent" customers to supply adequate adjustment bids. The general theory of locational pricing implies that, for overall efficiency, the correct rule entails the possibility of a negative zonal price.

The specific problem arose in a recent test when the ISO imposed a default usage charge of $100 /MWh on a southwest interface for which an exporter from Arizona demanded excessive transfer capacity and provided no dec bid. Although a similar scenario could. occur on a northwest interface, we use this instance on the southwest interface as the illustrative example, and call the export zone "Arizona" and the import zone "Southern California" (SoCal). Consider the following two ways of allocating the default usage charge:

1. If there is a floor of $0 /MWh for the zonal price in Arizona, then revenue adequacy for the PX requires that the zonal price in SoCal is $100 /MWh.

2. If there is no floor then the zonal price in Arizona might be $ - 75 /MWh while the zonal price in SoCal is $25 /MWh, identified perhaps as the price of the highest supply inc (or lowest demand dec) exercised in SoCal.

The first conforms to the PX's current procedure, which imposes a floor price of zero, whereas the second allows a negative price in the Arizona zone. Either way might be called "fair" in the sense that the insufficiency of adjustment bids might be attributed either to insufficient supply decs in Arizona or insufficient demand decs in SoCal , and it is not clear a priori whether the $0 price is more costly to Arizona suppliers than the $100 price is to SoCal demanders - and of course there are windfall gains to demanders in Arizona and to suppliers in SoCal.

To resolve this riddle requires a more detailed analysis. The first way uses only the Arizona floor price and the principle of revenue adequacy to establish the price in SoCal, independently of the adjustment bids offered by suppliers and demanders in SoCal. The second way allows explicit consideration of the contributions to congestion management offered by PX customers in SoCal. It is therefore the key to stronger incentives for submission of adjustment bids.

The nub of the problem is that the ISO's day-ahead interzonal process accepts only matching incs and decs from each scheduling coordinator, so that the advisory and final re-dispatches are balanced. Thus, with (insufficient or) no supply decs offered in Arizona those supply incs offered in SoCal are not used. In this case the ISO deems the adjustment market to have failed and it calculates the interzonal usage charge by deeming supply decs in Arizona to have been offered at $0 /MWh and deeming matching supply incs in SoCal to have been offered at (in the example above) $100 /MWh. One sees readily that this could cause gaming problems; e.g., a firm in Arizona that is a net purchaser of energy benefits from lower prices there and thus has no incentive to offer decs, and knowing this, suppliers in SoCal prefer to curtail their offered supplies at the PX's market clearing price so that the Arizona supply will be accepted instead, leading to a windfall gain from the $100 price in SoCal when it is

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discovered that the ISO imposes the default usage charge. An alternative interpretation is that the consequences reflect faulty bookkeeping: the Arizona supplier gets its bid accepted in the PX energy market even though the quantity exceeds the actual transfer capacity and the supplier offers no dec adjustments, while being deemed by the ISO to have offered decs at a price of $0 - and similarly the highest supply dec that is exercised in SoCal is deemed by the ISO to be $100 when in fact none were exercised.

These considerations indicate that, when combined with the principle of revenue adequacy, a floor on zonal prices impairs efficiency and distorts incentives. Removing the floor enables an allocation rule that correctly rewards adjustment bids in SoCal regardless of the unwillingness of the Arizona supplier. The PX can do this internally because in allocating usage charges it is not constrained like the ISO to matching incs and decs. The allocation rule proposed in the next section sets the zonal price in SoCal at the highest supply inc (or lowest demand dec) offered in SoCal up to the quantity that would have eliminated congestion into that zone. For example, if supply incs in SoCal exercised in merit order up to $50 /MWh would have eliminated congestion then this is the zonal price in SoCal. Necessarily this implies that the zonal price in Arizona is $ - 50 /MWh if the ISO's default usage charge is $100 /MWh. These two zonal prices provide the right incentives, attracting supply decs in Arizona and incs in SoCal.

Although allowing negative zonal prices is consistent with the general theory of locational pricing, it should be emphasized that the present proposal is confined solely to construction of an allocation rule for usage charges that approximates the desirable incentive effects of locational pricing when markets are fully functional. The main purpose of the proposal is to substitute an allocation rule for the market outcome when the ISO's adjustment market fails. It is necessarily an imperfect substitute, but it provides incentives in the right direction.

Other procedural rules are available to the PX. The options include:

* For purposes of allocating day-ahead interzonal usage charges, the PX could (like the ISO) deem that every energy bid includes at least a dec adjustment bid at some specified price (such as zero for supply decs, and an administered price for demand decs).

* If the ISO's congestion management process allows revised schedules then, whenever the advisory re-dispatch ftom the ISO entails a default usage charge, the PX could submit a revised schedule. Implementation of this tactic would rely on the ISO's provision that the quantities (although not the prices) of adjustment bids submitted initially can be increased later.

*   Require adjustment bids.

The first option supplants the market process with an accounting rule to allocate the default usage charge. It resembles the ISO's procedure but the motive differs, since the ISO's procedure aims to obtain funds sufficient to resolve residual congestion in its real- time market. The accounting rule sets lower and upper bounds on "reasonable" dec prices in order to constrain the range of zonal prices. It is suspect because voluntary submission of such a dec is always an option available to any PX customer. The second

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option gives the PX some authority to extend the quantity ranges of submitted decs, and depends on active participation by the PX in devising a revised schedule. The third option dispenses with the voluntary character of adjustment bids, at least for some interim period until the market stabilizes.

Proposals

The primary proposal is:

A. Remove the floor (currently $0 /MWh) on zonal prices.

This is generally necessary for efficient locational pricing in power networks. In addition, to cope with occasional circumstances in which the ISO imposes a default usage charge due to insufficient adjustment bids, a second proposal is:

B. The zonal price in an import zone (within California) having interfaces with unresolved congestion shall be the highest among the supply incs (or lowest demand dec) offered in that zone considered in merit order up to the quantity that would have relieved congestion or exhausted the adjustment bids offered.

        If the import zone has no adjustment bids then the default usage charge is allocated equally to the import and export zones, so that the two zonal prices are the energy price plus and minus half the default usage charge.

Due to the principle of revenue adequacy, this implies that the price in a zone exporting across a congested interface is the zonal price in the import zone minus the ISO's default usage charge on that interface - or the smallest of these if the zone exports to several congested zones.

Proposal B must be regarded as a partial and tentative solution, adapted to the present radial structure of the zones, and the remoteness of the prospect that a California zone will export to zones in other control areas without adequate adjustment bids. In later years the interzonal connections may become so complicated that this provision need not be exactly consistent with revenue adequacy across each interface separately. When that time comes it may be necessary to use a simulated dispatch to establish the full set of zonal prices.

Proposals A and B will have no consequences if the adjustment market works smoothly, as originally anticipated. But backstop procedures are required to meet contingencies, especially in the early months of operation. And, these procedures must provide incentives that operate in the right direction to encourage submission of ample adjustment bids to relieve congestion.

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      The ISO protocols call for the ISO to manage inter-zonal congestion in real-time. When there is inter-zonal congestion in real time, the ISO is supposed to dispatch the sones separately and calculate separate zonal prices. In the early stages of development, BEEP was supposed to support this. I don't know if it presently does.

      I looked at the ISO information. The ISO does publish ex post prices by zone. I checked several hours that showed congestion in day-ahead market for 3/12/98. The ISO published ex-post prices that were identical for all zones in those hours. This would indicate that there was no real-time inter-zonal congestion in those hours. I also checked the ISO information for those hours in the hour-ahead market. There were no zonal price differences in the hour-ahead market. This indicates no inter-zonal congestion in the hour-ahead market. Something appears to have relieved all congestion between the day- ahead and hour ahead time frames for the hours that I checked.

      PROTOCOL EXCERPTS

      SP 11       CREATION OF THE REAL TIME MERIT ORDER STACK

      SP1 1.1     Sources of Imbalance Energy

                  The following Energy Bids will be considered in the creation of the real time merit order stack for Imbalance Energy:

        (a) Supplemental Energy bids submitted in accordance with the SBP;

        (b) Ancillary Services Energy bids (except for Regulation) submitted for specific Ancillary Services in accordance with the SBP for those resources which have been selected in the ISO's Ancillary Services auction to supply such specific Ancillary Services; and

        (c) Ancillary Services Energy bids (except for Regulation) submitted for specific Ancillary Services in accordance with the SBP for those resources which SCs have elected to use to self-provide such specific Ancillary Services and for which the ISO has accepted such self-provision.

SP 11.2     Stacking of the Energy Bids

            The sources of Imbalance Energy described in SP 1 1.1 will be arranged in order of increasing Energy bid prices, without regard to the source of the Energy bid, to create a merit order stack for use in accordance with the DP. In the event of Inter-Zonal Congestion, separate merit order stacks will be created for each Zone. The information in the merit order stack shall be provided to the real time dispatcher through the BEEP (Balancing Energy and Ex-Post Pricing) software.


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            Where, in any Settlement Period, the highest decremental Energy Bid in the merit order stack is higher than the lowest incremental Energy Bid, the BEEP software will eliminate the overlap by determining a target price for all those incremental and decremental bids which fall within the overlap. All decremental Energy Bids higher than the target price will be decreased to the target price. All incremental Energy Bids lower than the target price will be increased to the target price. References to incremental Energy Bids include references to Demand reduction bids, and for the purpose of applying this algorithm a reduction in Demand shall be treated as an equivalent increase in Generation.

SP 11.3     Use of the Merit Order Stack

            The merit order stack, consisting of all of the Supplemental Energy and Ancillary Services Energy bids described in SP 11.1, can be used to supply Energy for:

            (a) satisfying needs for Imbalance Energy (differences between actual and scheduled Generation, Demand and external imports/exports) in real time;

            (b) managing Inter-Zonal Congestion in real time;

            (c) supplying Energy necessary to allow resources providing
                Regulation service to return to the base point of their regulating ranges in real time;

            (d) recovering Operating Reserves utilized in real time;

            (e) procuring additional Voltage Support required from resources beyond their power factor ranges in real time; and

            (f) managing Intra-Zonal Congestion in real time after use of available Adjustment Bids.

SPB 6       SUPPLEMENTAL ENERGY BIDS

            There is no requirement for SCs to submit Supplemental Energy bids. Supplemental Energy bids submitted, however, are available to the ISO for procurement and use for Imbalance Energy, additional Voltage Support and Congestion Management in the Real Time Market.

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SP 8        REAL TIME OPERATIONAL ACTIVITIES

            THE SETTLEMENT PERIOD

SP 8.1      Settlement Period

SP 8.1.1    Responsibility of the ISO in Real Time Dispatch

            During real time Dispatch, the ISO will be responsible for dispatching Generating Units, Curtailable Demands and Interconnection schedules to meet real time imbalances between actual and scheduled Demand and Generation and to relieve Congestion, if necessary, to ensure System Reliability and to maintain Applicable Reliability Criteria.

SP 8.1.2    Utilization of BEEP

            To achieve this, the ISO Control Center will utilize the merit order stack of available resources prepared pursuant to the SP through BEEP.

SP 8.2      Generating Units, Loads and Interconnection Schedules

            Dispatched for Congestion

            If there is Inter-Zonal or Intra-Zonal Congestion in real time, the ISO will use the merit order stack produced by BEEP to alleviate Inter-Zonal Congestion as described in DP 8.3. The ISO will use any Adjustment Bids which have been carried forward from the Day-Ahead or Hour- Ahead Markets as described in SBP 4, to resolve Intra-Zonal Congestion as described in DP 8.4.

SP 8.3      Inter-Zonal Congestion

SP 8.3.1    Treatment by Zone

            If there is Inter-Zonal Congestion in real time, the ISO shall increase Generation and/or reduce Demand separately for each Zone.

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SP 8.3.2    Selection of Generating Unit or Load to Increase Generation or
            Reduce Demand

            Where the ISO determines that it is necessary to increase Generation or reduce Demand in a Zone in order to relieve Inter- Zonal Congestion the ISO shall select from the merit order stack the Generating Unit within the Zone (or the Interconnection schedule in a Control Area adjacent to the Zone) with a non- zero capacity remaining to increment which has the lowest incremental bid price ($/MWh) or the Curtailable Demand located within the Zone (or the Interconnection schedule in a Control Area adjacent to the Zone) with a non-zero capacity remaining to reduce which has the lowest Demand reduction bid price.

SP 8.3.3    Selection of Generating Unit to Reduce Generation

            Where the ISO determines that it is necessary to reduce Generation in a Zone in order to relieve Inter-Zonal Congestion, the ISO shall select from the merit order stack the Generating Unit within the Zone with a non-zero capacity remaining to decrement which has the highest decremental bid price.

SABP Appendix D.1 Purpose of charge

            The Imbalance Energy charge is the term used for allocating the cost of not only the Imbalance Energy (the differences between scheduled and actual Generation and Demand), but also any Unaccounted for Energy (UFE) and any errors in the forecasted Transmission Losses as represented by the GMMs. Any corresponding cost of Dispatched Replacement Reserve Capacity that is not allocated as an Ancillary Service is also included along with the Imbalance Energy charge.

SABP Appendix D.2 Fundamental formulae

SABP Appendix D.2.1 Imbalance Energy Charges on Scheduling Coordinators

            The Imbalance Energy charge for Trading Interval t for Scheduling Coordinator j for Zone x is calculated using the following formula:

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                               [EQUATION OMITTED]

SABP Appendix D.3.25 Px $ /MWh

             The Hourly Ex Post Price for Imbalance Energy for the relevant Trading Interval. This value is calculated as the weighted average of the 12 Five Minute Ex Post Prices in each Zone during each hour. The Five Minute Ex Post Price is equal to the bid price of the marginal resource accepted by the ISO for dispatch and deemed eligible to set the price during a five minute period.

BEEP -- Please do not share this part of the note with anyone as this info may be sensitive.

BEEP Functional Specs (DO NOT QUOTE - DRAFT - MAY HAVE CHANGED):

BEEP should be zonal based on early draft of functional specs.

* Merit Order Table Builder (BEEPMOT)

    This process forms the merit order tables for both incremental and decremental energy dispatch on a system basis and also on a zonal basis.

    Balancing Energy Scheduler (BEEPSCH)

    This process computes the balancing energy requirements and selects the least cost resources to supply them. Also, it assigns additional/replacement spinning reserve responsibility to selected resources.

    In the absence of inter-zonal congestion, the selection is performed on a system basis. When inter-zonal congestion exists, the selection is performed on a zonal basis so as to "decide on the level of balancing energy bought or sold in each zone to meet a net energy imbalance requirement that causes no inter-zonal congestion"].

    * Few minutes prior to the operating hour, the BEEP will assemble a merit-order table for the overall system, and similar tables for each zone.

1. If inter-zonal congestion exists for any of the twelve 5-minute periods, then the five minute and hourly ex-post prices are developed for each zone separately; otherwise the prices will be computed system-wide as if only one zone exists.

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2.  The marginal unit for the current 5 minutes in each zone is selected from the list of units within the zone whose outputs have been changed by the Energy Balancing Scheduler function. Adjustments used to resolve intra-zonal congestion are excluded from the list. If the balancing energy is increased, the marginal unit is the selected unit with the highest incremental bid price; while for units whose outputs are decreased, the marginal unit is the selected unit with the lowest decremental bid price.

1. The five-minute ex-post price for the zone is equal to the bid of the marginal unit within the zone.

2. The hourly ex-post price in the system/zone is calculated using the following formula:


                               [EQUATION OMITTED]